SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2024

COLUMBUS McKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) At the 2024 annual meeting of shareholders (the “Annual Meeting”) of Columbus McKinnon Corporation (the “Company”) held on July 22, 2024, the Company’s shareholders approved the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan (the “Plan”). The Company’s Board of Directors had previously approved the Plan on June 4, 2024, subject to receipt of shareholder approval. A description of the Plan was set forth in the Company’s 2024 definitive proxy statement filed with the Securities and Exchange Commission on June 10, 2024 under the heading “Proposal 4: Approve of Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan,” which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On July 22, 2024, the Company held its Annual Meeting.
At the Annual Meeting, shareholders approved each of management’s proposals, which consisted of: (i) the election of nine (9) directors, each of whom will serve as directors of the Company for terms of one (1) year and until their successors are elected and qualified; (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2025; (iii) the approval of the advisory vote on executive compensation; and (iv) the approval of the Company's Plan.

Proposal 1: Election of Directors

The following table reflects the tabulation of the votes with respect to each director who was elected at the Annual Meeting. Each director received a majority vote.

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Vote

Gerald G. Colella	25,267,099.04	406,551.71	7,643.00	1,543,515.00
Kathryn V. Roedel	25,286,091.75	385,488.00	9,714.00	1,543,515.00
David J. Wilson	25,384,997.04	288,654.71	7,642.00	1,543,515.00
Aziz S. Aghili	25,230,894.75	440,555.00	9,844.00	1,543,515.00
Jeanne Beliveau-Dunn	25,051,598.04	620,594.71	9,101.00	1,543,515.00
Michael Dastoor	25,310,115.75	363,436.00	7,742.00	1,543,515.00
Chad R. Abraham	25,385,392.88	288,158.87	7,742.00	1,543,515.00
Rebecca Yeung	25,345,637.75	328,311.00	7,345.00	1,543,515.00
Chris J. Stephens, Jr.	25,411,731.60	261,819.16	7,743.00	1,543,515.00

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The following table reflects the tabulation of the votes with respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2025:

Votes For	Votes Against	Abstained	Broker Non-Vote
26,553,451.04	622,582.00	48,775.71	—

Proposal 3: Advisory Vote on Executive Compensation

The following table reflects the tabulation of the votes with respect to the approval of the advisory vote on executive compensation:

Votes For	Votes Against	Abstained	Broker Non-Vote
24,187,186.23	1,166,795.52	327,312.00	1,543,515.00

Proposal 4: Vote to approve Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan

The following table reflects the tabulation of the votes with respect to approve the Plan:

Votes For	Votes Against	Abstained	Broker Non-Vote
23,584,773.88	2,083,043.71	13,476.16	1,543,515.00

Item 8.01	OTHER EVENTS.
On July 22, 2024, the Company announced that its Board of Directors declared and approved on July 21, 2024 a dividend of $0.07 per common share. The dividend will be payable on or about August 19, 2024 to shareholders of record at the close of business on August 9, 2024.
A copy of the press release issued in connection with such action is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan.
99.1	Press Release dated July 22, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Executive Vice President - Finance and Chief Financial Officer
(Principal Financial Officer)

Dated: July 22, 2024